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                                                                 EXHIBIT 23.2.3


                       [BUCHANAN, BARRY & CO. LETTERHEAD]


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 13, 1998, except as to Note 5 and 6(b) which is as September 24, 1998 on the financial statements included in the prospectus filed as part of Amendment No. 2 (dated November 23, 1998) to the registration statement on Form SB-2 of FutureLink Distribution Corp., a Colorado Corporation.



                                             /s/ BUCHANAN, BARRY & CO.

                                             Chartered Accountants



Calgary, Alberta
November 23, 1998